Exhibit 1.1

$[          ]
AEGIS ASSET BACKED SECURITIES TRUST [20[  ]-[  ]]
[Mortgage Backed Notes]
[Mortgage Pass-Through Certificates, Series 20[  ]-[  ]]

FORM OF UNDERWRITING AGREEMENT

[          ], 20[  ]

[Name and address of Underwriter to be provided]

[Name and address of Underwriter to be provided]

[Name and address of Underwriter to be provided]

[etc.]

Ladies and Gentlemen:

Aegis Asset Backed Securities Corporation (the “Depositor”), a Delaware corporation, has authorized the issuance and sale of [Aegis Asset Backed Securities Trust 20[  ]-[  ] Mortgage Backed Notes] [Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 20[  ]-[  ]], consisting of (i) the Class [   ], Class [   ], [etc.] and Class [   ] [Notes] [Certificates] (the “Senior [Notes] [Certificates]”) and (ii) the Class [   ], Class [   ], [etc.] and Class [   ] [Notes] [Certificates] (collectively, the “Offered Subordinate [Notes] [Certificates]”). Also issued are the Class [   ], Class [   ], [etc.] and Class [   ] [Notes] [Certificates] (collectively, the “Non-Offered [Notes] [Certificates]”). The Senior [Notes] [Certificates], the Offered Subordinate [Notes] [Certificates] and the Non-Offered [Notes] [Certificates] are collectively referred to as the “[Notes] [Certificates].”

Only the Senior [Notes] [Certificates] and the Offered Subordinate [Notes] [Certificates] (collectively, the “Offered [Notes] [Certificates]”) are being purchased by the Underwriters named in Schedule A hereto, and [names of Underwriters to be provided] (collectively, the “Underwriters”) are purchasing, severally, only the Offered [Notes] [Certificates] set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Underwriting Agreement (the “Agreement”). [Name of Respresentative] is acting as representative of the several Underwriters and in such capacity, is hereinafter referred to as the “Representative.”

The [Notes] [Certificates] will be issued [pursuant to an indenture (the “Indenture”)] [under a pooling and servicing agreement (the “Pooling and Servicing Agreement”)] dated as of [     ] 1, 20[   ], among [     ], [     ], [etc.] and [     ]. Capitalized but undefined terms shall have the meanings assigned to them in the [Indenture or in the Transfer and Servicing Agreement (as defined below), as applicable] [Pooling and Servicing Agreement].

The [Notes represent obligations of the Trust and will be secured by collateral consisting primarily] [Certificates will evidence fractional undivided interests in the trust fund (the “Trust Fund”) formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust Fund will initially include, among other things, [  ] pool[s] of mortgage loans, comprised] of first lien, adjustable and fixed rate, fully amortizing and balloon residential mortgage loans, having a Cut-off Date as of the opening of business on [     ] 1, 20[  ] (the “Mortgage Loans”), and such amounts as may be held by the [Indenture] Trustee or the [Securities] Administrator on behalf of the [Indenture] Trustee in any accounts held by the [Indenture] Trustee or the [Securities] Administrator for the Trust [Fund]. The Mortgage Loans are secured primarily by first deeds of trust or mortgages on one- to four-family residential properties. [Forms of the Indenture and the Transfer and Servicing Agreement have been filed as exhibits] [A form of the Pooling and Servicing Agreement has been filed as an exhibit] to the Registration Statement (as defined below). The [Notes] [Certificates] are more fully described in the Registration Statement.

Pursuant to (i) the sale agreement (the “Sale Agreement”) dated as of [     ] 1, 20[  ], between Aegis [REIT] [Mortgage] Corporation, as seller (the “Seller”), and the Depositor and (ii) the [transfer and servicing agreement (the “Transfer and Servicing Agreement”) dated as of [     ] 1, 20[  ], among [    ], [   ], [etc.] and [   ]] [Pooling and Servicing Agreement], the Seller will transfer to the Depositor [and the Depositor will transfer to the Trust] [and the Depositor will transfer to the Trustee, for the benefit of the Trust Fund], all of its right, title and interest in and to the unpaid principal balances of the Mortgage Loans as of the Cut-off Date and interest due on and after the Cut-off Date and the collateral securing each Mortgage Loan.

SECTION 1.  Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the Underwriters that as of the date hereof and as of the Closing Date:

(a)  A Registration Statement on Form S-3 (No. 333-[129478]), including a prospectus and a form of prospectus supplement that contemplates the offering of mortgage [backed notes] [pass-through certificates], has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. Such Registration Statement, as of its effective date, and each amendment thereto to the date of this Agreement, as of its effective date, including all exhibits thereto, is hereinafter called the “Registration Statement.” The Depositor proposes to prepare and file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus dated [ ], 200[ ] (the “Base Prospectus”), a preliminary prospectus supplement dated [ ], 200[ ], relating to the Offered [Notes][Certificates] (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated [ ], 200[ ], relating to the Offered [Notes][Certificates] (the “Prospectus Supplement”). The Base Prospectus and the Preliminary Prospectus Supplement relating to the Offered [Notes] [Certificates] in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Preliminary Prospectus,” and the Base Prospectus and the Prospectus Supplement relating to the Offered [Notes] [Certificates] in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.” Each of the Preliminary Prospectus and the Final Prospectus is referred to herein as a “Prospectus.” Reference made herein to a Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus, and any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Final Prospectus and incorporated by reference in the Final Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Final Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied with respect to the Depositor and the Registration Statement.

(b)  The Registration Statement, the Preliminary Prospectus and the Final Prospectus conform, and any further amendments or supplements to the Registration Statement or the Final Prospectus will conform when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Regulations. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information omitted from the Preliminary Prospectus but included in the Final Prospectus or (ii) information contained in or omitted from the Registration Statement or either Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use therein, as specified on Exhibit A hereto (the “Underwriters’ Information”). The Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with the Underwriters’ Information.

(c)  The documents incorporated by reference in the Preliminary Prospectus or the Final Prospectus, as applicable, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Regulations of the Commission thereunder.

(d)  The Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing in states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Depositor. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Sale Agreement [, the Transfer and Servicing Agreement and the Indenture] [and the Pooling and Servicing Agreement] (the “Agreements”) and to cause the [Notes] [Certificates] to be issued.

(e)  Except as disclosed in the Prospectus Supplement, there are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Agreements or the [Notes] [Certificates], (iii) seeking to prevent the issuance of the [Notes] [Certificates] or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Agreements or the [Notes] [Certificates].

(f)  This Agreement has been, and the [Transfer] [Pooling] and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the [Transfer] [Pooling] and Servicing Agreement when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

(g)  The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the [Notes] [Certificates], do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which conflict, breach, violation or default would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the certificate of incorporation of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

(h)  The direction by the Depositor to the [Securities] Administrator to execute, authenticate, issue and deliver the [Notes] [Certificates] has been or will have been duly authorized by the Depositor and, assuming the [Securities] Administrator has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the [Securities] Administrator in accordance with the [Transfer] [Pooling] and Servicing Agreement [and the Indenture], the [Notes] [Certificates] will be validly issued and outstanding and the holders of the [Notes] [Certificates] will be entitled to the rights and benefits of the [Notes] [Certificates] as provided by the [Transfer] [Pooling] and Servicing Agreement [and the Indenture].

(i)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the [Notes] [Certificates] and the sale of the Offered [Notes] [Certificates] to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered [Notes] [Certificates] by the Underwriters or as have been obtained and (ii) such recordations of assignments of the Mortgage Loans pursuant to the [Transfer] [Pooling] and Servicing Agreement as have not yet been completed.

(j)  Immediately prior to the transfer of the Mortgage Loans contemplated by the [Transfer] [Pooling] and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (other than, in the case of a junior lien mortgage loan, the related second lien mortgage loan (collectively, “Liens”) that will not be released simultaneously with such transfer; (ii) not have assigned to any person (other than the [Issuer] [Trustee]) any of its right, title or interest in the Mortgage Loans; and (iii) have the power and authority under all governmental and regulatory bodies having jurisdiction over the ownership of the Mortgage Loans to sell its interest in the Mortgage Loans to the [Issuer] [Trustee] and to sell the Offered [Notes] [Certificates] to the Underwriters. Upon execution and delivery of the [Transfer] [Pooling] and Servicing Agreement by the [Indenture] Trustee, the [Issuer] [Trustee] will have acquired beneficial ownership of all of the Depositor’s right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Offered [Notes] [Certificates], the Underwriters will have good title to the Offered [Notes] [Certificates] free of any Liens.

(k)  As of the Cut-off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Preliminary Prospectus and the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus. The representations and warranties set out in the [Transfer] [Pooling] and Servicing Agreement are hereby made to the Underwriters as though set out in full herein, and, at the dates specified in the [Transfer] [Pooling] and Servicing Agreement, such representations and warranties were or will be true and correct in all material respects.

(l)  Neither the Depositor nor the Trust [Fund] is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(m)  At the Closing Date, the Offered [Notes] [Certificates] and the [Transfer] [Pooling] and Servicing Agreement will conform in all material respects to the descriptions thereof contained in each Prospectus.

(n)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the [Notes] [Certificates] have been paid or will be paid at or prior to the Closing Date.

(o)  Since the respective dates as of which information is given in the Final Prospectus, except as otherwise stated therein, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or any Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

(p)  As of [     ], 20[  ], the Depositor was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(q)  Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered [Notes] [Certificates] shall be deemed to be, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 1 are made.

(r)  As of the date of delivery, any Pool Information provided to the Underwriters is true and correct in all material respects or, if there is any material error in any Pool Information, the Depositor has promptly provided corrected information to the Underwriters.

(s)  The Seller and the Depositor each possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of it, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization that singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its business, operations, results of operations, financial position, income, property or assets.

SECTION 2.  Purchase and Sale. The several commitments of the Underwriters to purchase the Offered [Notes] [Certificates] pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Administrator to issue the [Notes] [Certificates] and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections 10 and 11 hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Offered [Notes] [Certificates] of each Class, as set forth opposite their names on Schedule A, at the purchase price or prices (plus accrued interest, as appropriate) as set forth on Schedule A.

SECTION 3.  Delivery and Payment. Delivery of and payment for the Offered [Notes] [Certificates] shall be made at the offices of McKee Nelson LLP, 1919 M Street, N.W., Washington, D.C. 20036, or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 a.m. New York City time on [     ], 20[  ], or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being referred to as the “Closing Date”). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor or its designee. Delivery of the Offered [Notes] [Certificates] shall be made to the Representative for the accounts of the several Underwriters against payment of the purchase price thereof. The Offered [Notes] [Certificates] so delivered will, unless otherwise specified, be initially represented by one or more [notes] [certificates] registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of the beneficial owners of the Offered [Notes] [Certificates] will, unless otherwise specified, be represented by book entries on the records of DTC and participating members thereof. Definitive [Notes] [Certificates] will be available only, unless otherwise specified, under the limited circumstances specified in the [Transfer] [Pooling] and Servicing Agreement. The Offered [Notes] [Certificates] will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the Business Day immediately prior to the Closing Date.

SECTION 4.  Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Offered [Notes] [Certificates] for sale to the public as set forth in the Prospectus.

SECTION 5.  Agreements. (a) The Depositor agrees as follows:

(i)  To prepare the Preliminary Prospectus and the Final Prospectus in a form approved by the Underwriters and to file each such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the availability of such Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to either Prospectus prior to the Closing Date except as permitted herein; prior to the termination of the offering of the Offered [Notes] [Certificates], to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Offered [Notes] [Certificates]; and for so long as delivery of a prospectus is required by law, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of, or to the knowledge of the Depositor the threatening of, any proceeding for such purpose, or of: (i) any order preventing or suspending the use of a Prospectus; (ii) the suspension of the qualification of the Offered [Notes] [Certificates] for offering or sale in any jurisdiction; (iii) the initiation of or, to the knowledge of the Depositor, threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending any such qualification, the Depositor promptly shall use its reasonable best efforts to obtain the withdrawal of such order by the Commission.

(ii)  To furnish promptly to the Underwriters and to counsel for the Underwriters upon request a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)  To deliver promptly to the Underwriters without charge (and in the case of clauses (ii) and (iii) below, for so long as delivery of a prospectus is required by law in connection with the offering or sale of the Offered [Notes] [Certificates]) such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Final Prospectus and any amended or supplemented Final Prospectus; and (iii) any document incorporated by reference in the Final Prospectus (including exhibits thereto). If the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Offered [Notes] [Certificates], and if at such time any events shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter’s request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required by law to deliver a Final Prospectus in connection with sales of any of the Offered [Notes] [Certificates] at any time nine months or more after the Closing Date, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Final Prospectus complying with Section 10(a)(3) of the Securities Act.

(iv)  For so long as delivery of a prospectus is required by law in connection with the offering or sale of the Offered [Notes] [Certificates], to file promptly with the Commission any amendment to the Registration Statement or the Final Prospectus or any supplement to the Final Prospectus that may, in the reasonable judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(v)  To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, the following documents relating to the [Notes] [Certificates]: any post-effective amendment to the Registration Statement or supplement to the Final Prospectus, or document incorporated by reference in the Final Prospectus other than any periodic reports required to be filed after the Closing Date.

(vi)  To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Offered [Notes] [Certificates] for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may reasonably designate prior to the execution of this Agreement, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered [Notes] [Certificates]. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered [Notes] [Certificates] have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

(vii)  To cause the [Transfer] [Pooling] and Servicing Agreement to provide that so long as the Offered [Notes] [Certificates] shall be outstanding, the [Securities] Administrator shall deliver to the Underwriters as soon as such statements are furnished to the [Securities] Administrator: (i) the annual statement as to compliance delivered to the [Securities] Administrator pursuant to Section 3.16 of the [Transfer] [Pooling] and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the [Securities] Administrator pursuant to Section 3.17 of the [Transfer] [Pooling] and Servicing Agreement; (iii) the monthly servicing report furnished to the [Securities] Administrator pursuant to Section 4.4 of the [Transfer] [Pooling] and Servicing Agreement; and (iv) the monthly reports furnished to the [Noteholders] [Certificateholders] pursuant to Section 4.5 of the [Transfer] [Pooling] and Servicing Agreement.

(viii)  To the extent that the Underwriters have complied with the terms of Section 5(b) and 5A, to file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 5(b) and 5A as the Depositor is required under the Regulations to file, and to do so within the applicable period of time prescribed by the Regulations.

(ix)  The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Depositor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, neither the Representative nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. The Depositor has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Depositor and that the Underwriters have no obligation to disclose such interests and transactions to the Depositor by virtue of any fiduciary, advisory or agency relationship. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

(b)  Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i)  It has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than (x) information contained in the Preliminary Term Sheet or (y) Custom Loan Information (each as defined herein).

(ii)  In disseminating information to potential investors, it has complied and will continue to comply fully with the Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses.

(iii)  It has not disseminated and will not disseminate any information relating to the Offered [Notes] [Certificates] in reliance on Rule 167 or 426 under the Securities Act.

(iv)  It has not disseminated and will not disseminate any information relating to the Offered [Notes] [Certificates] in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(v)  Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend proscribed under this Agreement.

(vi)  Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Regulations.

(vii)  On or before the Closing Date, the Representative shall execute and deliver to McKee Nelson LLP a letter containing such information regarding original issue discount and the pricing of the Offered [Notes] [Certificates] as McKee Nelson LLP may reasonably request.

(viii)  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of Underwritten Securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of Offered [Notes] [Certificates] to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered [Notes] [Certificates] which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered [Notes] [Certificates] to the public in that Relevant Member State at any time:

(1)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2)   to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(3)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of Offered [Notes] [Certificates] to the public” in relation to any class of Offered [Notes] [Certificates], which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered [Notes] [Certificates] to be offered so as to enable an investor to decide to purchase or subscribe for the Offered [Notes] [Certificates], as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(ix)  Each confirmation of sale with respect to Offered [Notes] [Certificates] delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173 under the Securities Act:

Rule 173 notice: This security was sold pursuant to an effective registration statement that is on file with the SEC. You may request a copy of the final prospectus at www.sec.gov, or by calling [      ].

SECTION 5A.  Offering Procedures. (a) The following terms have the specified meanings for purposes of this Agreement:

(i)  “Custom Loan Information” means such information regarding the Mortgage Loans as is disseminated by any Underwriter to a potential investor, exclusive of Pool Information (in the form provided by the Depositor) and information included in the Preliminary Term Sheet.

(ii)  “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(iii)  “Derived Information” means such information regarding the Offered [Notes] [Certificates] as is disseminated by any Underwriter to a potential investor, which information is prepared on the basis of or derived from, but does not include, (A) Issuer Information, (B) information contained in the Registration Statement, either Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference or (C) Pool Information.

(iv)  “Free Writing Prospectus” means the Preliminary Term Sheet and any Custom Loan Information or other information relating to the Offered [Notes] [Certificates] disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(v)  “Issuer Information” means (1) the information contained in pages [     ] through [     ] of the Preliminary Term Sheet, [exclusive of the information in the [     ] and [     ] columns of the table on page [   ] thereof, and (2) any other information provided in writing by the Depositor to the Underwriters specifically for dissemination to potential investors, attached hereto as Exhibit D.

(vi)  “Preliminary Term Sheet” means the preliminary term sheet dated [     ], 20[   ], attached hereto as Exhibit C.

(b)  Neither the Depositor nor any Underwriter will disseminate to any potential investor any information relating to the Offered [Notes] [Certificates] that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriters, Derived Information or Custom Loan Information, unless (i) if an Underwriter seeks to disseminate such information, such Underwriter or the Representative has obtained the prior consent of the Depositor, or (ii) if the Depositor seeks to disseminate such information, the Depositor has obtained the prior consent of the Representative.

An Underwriter may convey Derived Information or Custom Loan Information to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that Derived Information shall not be distributed in a manner reasonably designed to lead to its broad unrestricted dissemination within the maning of Rule 433(d) under the Securities Act. Each Underwriter shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered [Notes] [Certificates] in reliance on Rule 167 or 426 under the Securities Act, nor shall any Underwriter disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(c)  Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B-1 hereto, and may bear the applicable legends specified in Exhibit B-2 hereto. A Free Writing Prospectus shall not include any legend of a type specified in Exhibit B-3 hereto.

(d)  Each Underwriter shall deliver (directly or through the Representative) to the Depositor and its counsel a copy, in electronic form, of each Free Writing Prospectus disseminated by such Underwriter that is required to be filed with the Commission, not later than two business days prior to the date on which such Free Writing Prospectus is required under the Regulations to be so filed.

SECTION 6.  Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase the Offered [Notes] [Certificates] pursuant to this Agreement are subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following additional conditions as of the Closing Date:

(a)  Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Agreements shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

(b)  Prior to the Closing Date, (i) the Underwriters shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

(c)  The Representative shall have received a letter dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance reasonably acceptable to the Underwriters and their counsel, prepared by Deloitte & Touche LLP (i) regarding certain numerical information contained or incorporated by reference in the Preliminary Prospectus Supplement and the Prospectus Supplement and (ii) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans or shall have waived compliance with this condition.

(d)  The [Notes] [Certificates] shall have received the ratings specified in the Prospectus Supplement by each of [Dominion Bond Rating Service, Inc. (“DBRS”)], [Fitch, Inc. (“Fitch”)], [Moody’s Investors Service, Inc. (“Moody’s”)] and [Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.] ([“Standard & Poor’s,” and together with DBRS, Fitch and Moody’s,] the “Rating Agencies”).

(e)  The Representative shall have received the following additional closing documents, in form and substance reasonably satisfactory to the Representative and its counsel:

(i)  the Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

(ii)  an officer’s certificate of an officer of [Aegis Mortgage Corporation (“AMC”)] [the Seller], and an officer’s certificate of an officer of the Depositor, in each case dated as of the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, with resolutions of the board of directors thereof, and copies of the certificate of incorporation and the bylaws of each of the Depositor and [AMC] [the Seller], in each case attached thereto;

(iii)  an opinion of Michael Balog, Executive Vice President and General Counsel of the Seller, or such other counsel reasonably acceptable to the Representative and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters as to various matters relating to the Seller and the Depositor;

(iv)  an opinion of McKee Nelson LLP, special counsel to [AMC,] the Seller and the Depositor, or such other counsel reasonably acceptable to the Representative and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters as to various corporate matters;

(v)  an opinion of [          ], counsel to the Underwriters (“Underwriters’ Counsel”), dated the Closing Date, as to matters as are customarily requested of underwriters’ counsel and reasonably satisfactory in form and substance to the Underwriters;

(vi)  a negative assurance letter of Underwriters’ Counsel with respect to each Prospectus;

(vii)  such opinions of McKee Nelson LLP, counsel to the Depositor, in form reasonably satisfactory to the Representative, Underwriters’ Counsel and the Rating Agencies as to such additional matters not opined to in the opinion delivered pursuant to clause (iv) above as shall be required for the assignment of the ratings specified in the Prospectus to the Offered [Notes] [Certificates];

(viii)  [an opinion from [          ], dated the Closing Date, as to matters regarding the Swap Agreement;]

(ix)  [a letter from DBRS that it has assigned a rating of “[   ]” to the Senior [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], [etc.] and “[   ]” to the Class [   ] [Notes] [Certificates];]

(x)  [a letter from Fitch that it has assigned a rating of “[   ]” to the Senior [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], [etc.] and “[   ]” to the Class [   ] [Notes] [Certificates];]

(xi)  [a letter from Moody’s that it has assigned a rating of “[   ]” to the Senior [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], [etc.] and “[   ]” to the Class [   ] [Notes] [Certificates];]

(xii)  [a letter from Standard & Poor’s that it has assigned a rating of “[   ]” to the Senior [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], “[   ]” to the Class [   ] [Notes] [Certificates], [etc.] and “[   ]” to the Class [   ] [Notes] [Certificates];]

(xiii)  a negative assurance letter of McKee Nelson LLP with respect to each Prospectus, reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters;

(xiv)  an opinion of counsel to the [Indenture] Trustee dated the Closing Date, in form and substance reasonably acceptable to the Representative, Underwriters’ Counsel and the Rating Agencies;

(xv)  an opinion of counsel to the Master Servicer dated the Closing Date, in form and substance reasonably acceptable to the Representative, Underwriters’ Counsel and the Rating Agencies;

(xvi)  an opinion of counsel to the Servicer dated the Closing Date, in form and substance reasonably acceptable to the Representative, Underwriters’ Counsel and the Rating Agencies; and

(xvii)  an officer’s certificate of an officer of the [Indenture] Trustee dated as of the Closing Date, reasonably satisfactory in form and substance to the Representative and Underwriters’ Counsel.

(f)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representative and Underwriters’ Counsel.

(g)  The Seller and the Depositor shall have furnished the Representative with such other certificates of its officers or others and such other documents or opinions as the Representative or Underwriters’ Counsel may reasonably request.

(h)  Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) there shall have been any major disruptions of settlements of securities or clearance services in the United States; (iv) there shall have been any attack on or outbreak or escalation of major hostilities involving the United States or a declaration of war by the United States, or any other national or international calamity or emergency (including, without limitation, a national or international calamity or emergency resulting from an act of terrorism); or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) that is material and adverse and, in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event makes it, in the reasonable judgment of the Representative, impractical to market the Offered [Notes] [Certificates].

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7 and 8.

SECTION 7.  Payment of Expenses. The Depositor agrees to pay:

(a)  the costs incident to the authorization, issuance, sale and delivery of the [Notes] [Certificates] and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) except as otherwise provided in Section 5(a)(iii), the costs of producing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Final Prospectus and any amendment or supplement to the Final Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of McKee Nelson LLP in qualifying the [Notes] [Certificates] under the securities laws of the several jurisdictions as provided in Section 5(a)(vi) hereof and of preparing, printing and distributing, if requested by the Representative, a Blue Sky Memorandum and a Legal Investment Survey, including reasonable related fees of counsel for the Underwriters; (f) any fees charged by securities rating agencies for rating the Offered [Notes] [Certificates]; (g) the cost of the accountants’ comfort letters relating to each Prospectus; and (h) all other costs and expenses incidental to the performance of the obligations of the Depositor and the Seller (including costs and expenses of counsel to the Depositor and the Seller); provided that, except as provided in the last paragraph of this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered [Notes] [Certificates] which they may sell and the expenses of advertising any offering of the Offered [Notes] [Certificates] made by the Underwriters, and the Underwriters shall pay the cost of the accountants’ comfort letters referred to in Section 5(b)(v).

If this Agreement is terminated because of a breach by the Depositor or the Seller of any covenant or agreement hereunder including in accordance with Section 6 or the failure of any closing conditions set forth in Section 6 (other than the closing condition set forth in Section 6(h)) to be met, the Depositor and the Seller shall cause the Underwriters to be reimbursed for all reasonable out of pocket expenses incurred by the Underwriters in connection with this Agreement and the proposed offering and sale of the Offered [Notes] [Certificates], including fees and disbursements of Underwriters’ Counsel.

SECTION 8.  Indemnification and Contribution. (a) Each of the Seller and the Depositor, jointly and severally, indemnifies and holds harmless each Underwriter, each Underwriter’s respective officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)  against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Offered [Notes] [Certificates]) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either Prospectus, or any amendment or supplement to any of them, or the Issuer Information, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, expense, damage, liability or action as such expenses are incurred; provided, however, that the Seller and the Depositor shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) in reliance upon and in conformity with any Underwriters’ Information or (y) in any Derived Information in any Free Writing Prospectus, except in the case of this clause (y) to the extent that any untrue statement or omission or alleged untrue statement or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information either in either Prospectus for which the Depositor or the Seller is responsible or concerning the characteristics of the Mortgage Loans furnished by the Seller or the Depositor, as applicable, to the Underwriters for use in the preparation of any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Depositor did not provide timely written notice of such error to the Underwriters (any such uncorrected Pool Information, a “Pool Error”); and provided further that the Seller and the Depositor shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an omission to include in the Preliminary Prospectus information included in the Final Prospectus; and

(ii)  against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any such Underwriter), reasonably incurred in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission (and subject to the proviso contained in clause (i) above), to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Seller and the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Seller or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Seller or the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any Derived Information or Custom Loan Information disseminated by such Underwriter, (ii) any information, other than Derived Information, Custom Loan Information, the Preliminary Term Sheet or any Prospectus, disseminated by such Underwriter and (iii) the Registration Statement, either Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clauses (b)(i) and (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission does not result from an error or material omission in the Pool Information (other than a Pool Error), and with respect to clause (b)(iii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information of such Underwriter; and will reimburse any legal or other expenses reasonably incurred by the Seller, the Depositor or any such director, officer or controlling person in connection with investigating, preparing to defend or defending any such loss, claim, expense, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the claim or commencement of the action; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Agreement. In case any such claim or action is brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action and the appointment of counsel as provided under this Section 8, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one Underwriter or any of its controlling persons, by the Representative, if the indemnified parties under this Section 8 consist of more than one Underwriter or their controlling persons or the Depositor or the Seller, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor’s directors, officers or controlling persons or the Seller or any of the Seller’s directors, officers or controlling persons.

No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 8(a) or Section 8(b) as applicable) by reason of such settlement or judgment.

Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)  If the indemnification provided for in Section 8(a) or 8(b)(ii) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor or the Seller on the one hand and the Underwriters on the other from the offering of the Offered [Notes] [Certificates] or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor or the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in Section 8(b)(i) is unavailable or insufficient to hold harmless the indemnified party under Section 8(b)(i), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section (b)(i) in such proportion as appropriate to reflect the relative fault of the Depositor or the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor or the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered [Notes] [Certificates] (before deducting expenses) received by the Depositor or the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Seller or by the Representative on behalf of the several Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter exceed the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor, and shall survive delivery of any Offered [Notes] [Certificates] to the Underwriters.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered [Notes] [Certificates] shall fail at the Closing Date to purchase the Offered [Notes] [Certificates] which it is (or they are) obligated to purchase hereunder (the “Defaulted [Notes] [Certificates]”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted [Notes] [Certificates] in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then

(i)  if the aggregate principal amount of Defaulted [Notes] [Certificates] does not exceed 10% of the aggregate principal amount of the Offered [Notes] [Certificates] to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters; or

(ii)  if the aggregate principal amount of Defaulted [Notes] [Certificates] exceeds 10% of the aggregate principal amount of the Offered [Notes] [Certificates] to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the Depositor or any non-defaulting Underwriters.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section 10, each of the non-defaulting Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

SECTION 11.  Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date, if the events set forth in Section 6(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, the indemnity and contribution agreements set forth in Section 8, and the provisions of Sections 9, 14 and 16 shall remain in effect.

SECTION 12.  Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the Representative at [address to be provided], Attention: [          ]; and

(b)  if to the Depositor or the Seller, shall be delivered or sent by mail, telex or facsimile transmission to it in care of Aegis Mortgage Corporation, 3250 Briarpark, Suite 400, Houston, Texas 77042, Attention: Secondary Marketing.

SECTION 13.  Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Seller and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter’s respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14.  Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered [Notes] [Certificates] and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15.  Definition of the Term “Business Day.” For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

SECTION 16.  Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The parties hereto hereby submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.  Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 18.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

Very truly yours, AEGIS ASSET BACKED SECURITIES CORPORATION

By:
Name: Pat Walden Title: President

AEGIS MORTGAGE CORPORATION

By:
Name: Pat Walden Title: President Portfolio Management

CONFIRMED AND ACCEPTED, as of the date first above written:

[NAME OF REPRESENTATIVE TO BE PROVIDED]
Acting on its own behalf and as
Representative of the several Underwriters
referred to in the foregoing Agreement

By: _________________________________________
Name:
Title:

[NAME OF UNDERWRITER TO BE PROVIDED]

By: _________________________________________
Name:
Title:

[NAME OF UNDERWRITER TO BE PROVIDED]

By: _________________________________________
Name:
Title:

[NAME OF UNDERWRITER TO BE PROVIDED]

By: _________________________________________
Name:
Title:

[etc.]

SCHEDULE A

Class [   ] [Notes] [Certificates]

Underwriters	Underwriting Discount	Principal Amount	Purchase Price

Class [   ] [Notes] [Certificates]

Underwriters	Underwriting Discount	Principal Amount	Purchase Price

Class [   ] [Notes] [Certificates]

Underwriters	Underwriting Discount	Principal Amount	Purchase Price

[etc.]

A-1

EXHIBIT A

Underwriters’ Information:

The information set forth in the [          ] and in the [          ] paragraph under the caption “Underwriting” in each of the Preliminary Prospectus Supplement and the Prospectus Supplement.

A-1

EXHIBIT B-1

A legend in substantially the following form must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-[ ].

The following additional legends must appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The following additional legends must appear on any final term sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

B-1-1

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The following additional legends must appear on each Free Writing Prospectus that includes Derived Information:

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

None of Aegis Asset Backed Securities Corporation or any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by Aegis Asset Backed Securities Corporation or its affiliates.

B-1-2

EXHIBIT B-2

The following additional legends may appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto, and any final term sheet:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Please click here for a copy of the base prospectus applicable to this offering. [insert link direct to base as posted on a website, or link to an embedded pdf copy of the base prospectus]

The following additional legend, or a similar legend to the following effect, may appear on any Free Writing Prospectus disseminated prior to the time of contract of sale, if reflective of the understanding between the Underwriter and the investor:

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials. To indicate your interest in purchasing the class you must affirmatively communicate to us your desire to do so within _____ days after receipt of the revised offering materials, but in no event later than the business day before the date the securities are issued.

The following additional legend may appear on any Free Writing Prospectus disseminated prior to time of contract of sale:

B-2-1

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The following additional legend may appear on any Free Writing Prospectus that includes Derived Information:

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

B-2-2

EXHIBIT B-3

No legend to the following effect, whether or not expressed in different language, may be included in any Free Writing Prospectus:

Any statement that the free writing prospectus will be superseded by the final prospectus.

Any disclaimer of responsibility or liability for, or any disclaimer of the accuracy or completeness of, the content of the free writing prospectus that would not be appropriate for a prospectus or registration statement. [For example, a disclaimer by any party of the accuracy of information for which that party has statutory liability would not be appropriate. However, factual statements regarding the role of any party in preparing, providing, approving or verifying any information may be made.]

Any statement requiring investors to read, or acknowledge they have read, any disclaimers or legends, the base prospectus or the registration statement.

Language stating that the free writing prospectus is not a prospectus or an offer to sell or a solicitation of an offer to buy (other than such a statement as to jurisdictions in which such offer or sale is not permitted).

Any statement that the free writing prospectus is privileged or confidential, or that its use is otherwise restricted.

Any statement that the free writing prospectus does not contain all material information, or that it will be supplemented by the final prospectus.

Any statement that the free writing prospectus is subject to change without notice.

Any statement that the investment decision should be based on, or may only be made based on, the final prospectus or any other information that is delivered only after the time of the contract for sale of the securities.

B-3-1

EXHIBIT C

Preliminary Term Sheet

EXHIBIT D

Additional Issuer Information